                                                                    EXHIBIT 20.1

                        MONTHLY SERVICER'S CERTIFICATE
                        FIRST NATIONAL BANK OF COMMERCE
                            NEW ORLEANS, LOUISIANA
                      FIRST NBC CREDIT CARD MASTER TRUST
                                 SERIES 1997-1

                 FOR THE SEPTEMBER 9, 1998 DETERMINATION DATE
                          FOR THE 13TH MONTHLY PERIOD

      The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2 First National Bank of Commerce is Servicer under the Pooling and Servicing Agreement.

     3  The undersigned is a Servicing Officer.

     4 The date of this Certificate is September 9,1998, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $124,973,519.

        (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $14,030,899.

        (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $110,942,620.

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $823,271,272.

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

        None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $523,271,272.

    10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

    11  Monthly Period Trust Activity
   (a)  Trust Activity                                                      Total Trust
       ==============================================                   ====================
        Beginning Aggregate Principal Receivables                               821,643,359
        Beginning Excess Funding Account Balance                                          -
        Beginning Total Principal Balance                                       821,643,359
        Collections of Finance Charge Receivables                                14,030,899
        Discount Percentage                                                               -
        Discount Option Receivables Collections                                           -
        Net Recoveries                                                                    -
        Total  Collections of Finance Charge Receivables                         14,030,899
        Total Collections of Principal Receivables                              110,942,620
        Net Default Amount                                                        3,301,871
        Minimum Aggregate Principal Receivables Balance                         300,000,000
        Ending Aggregate Principal Receivables                                  823,271,272
        Ending Excess Funding Account Balance                                             -
        Ending Total Principal Balance                                          823,271,272

   (b)  Series Allocations                                                 Series 1997-1        All Series
       ==============================================                   ========================================
        Group Number                                                                      1
        Investor Interest                                                       300,000,000         300,000,000
        Adjusted Investor Interest                                              300,000,000         300,000,000
        Principal Funding Account Balance                                                 -                   -
        Minimum Transferor Interest                                              57,628,989          57,628,989
   (c)  Group I Allocations                                                Series 1997-1       Total Group I
       ==============================================                   ========================================
        Investor Finance Charge Collections                                       5,122,989           5,122,989

        Investor Monthly Interest                                                 1,545,871           1,545,871
        Investor Monthly Fees (Servicing Fee)                                       500,000             500,000
        Investor Default Amounts                                                  1,205,585           1,205,585
        Investor Additional Amounts                                                       -                   -
        Total                                                                     3,251,456           3,251,456

        Reallocated Investor Finance Charge Collections                           5,122,989           5,122,989
        Available Excess                                                          1,871,533           1,871,533

    12  Series 1997-1 Certificates
                                                        Series 1997-1     Total Investor        Transferor's
   (a)  Investor/Transferor Allocations                  Allocations         Interest             Interest
       =========================================================================================================
        Beginning Investor/Transferor Amounts               821,643,359         300,000,000         521,643,359
        Beginning Adjusted Investor Interest                821,643,359         300,000,000         521,643,359
        Floating Investor Percentage                         100.00000%           36.51219%           63.48781%
        Fixed Investor Percentage                                   -                   -                   -
        Collections of Finance Chg. Receivables              14,030,899           5,122,989           8,907,910
        Collections of Principal Receivables                110,942,620          40,507,582          70,435,038
        Net Default Amount                                    3,301,871           1,205,585           2,096,286

        Ending Investor/Transferor Amounts                  823,271,272         300,000,000         523,271,272

 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                                 Collateral
   (b)  Monthly Period Funding Requirements                Class A            Class B             Interest             Total
       =============================================================================================================================

        Principal Funding Account                                   -                   -                   -                   -
        Principal Funding Investment Proceeds                       -                   -                   -                   -
        Withdrawal from Reserve Account                             -                   -                   -                   -
        Available Reserve Account Amount                            -                   -                   -                   -
        Required Reserve Account Amount                             -                   -                   -                   -

        Coupon                                                 6.15000%            6.35000%            6.24063%            6.16989%
        Floating Investor Percentage                          31.58305%            2.55585%            2.37329%           36.51219%
        Fixed Investor Percentage                                   -                   -                   -                   -
        Investor Monthly Interest                             1,329,938             111,125             104,808           1,545,871
        Overdue Monthly Interest                                    -                   -                   -                   -
        Additional Interest                                         -                   -                   -                   -
                Total Interest Due                            1,329,938             111,125             104,808           1,545,871
        Investor Default Amounts                              1,042,831              84,391              78,363           1,205,585
        Investor Monthly Fees                                   432,500              35,000              32,500             500,000
        Investor Additional Amounts                                 -                   -                   -                   -
                Total Due                                     2,805,269             230,516             215,671           3,251,456

                                                                                                 Collateral
   (c)  Certificates - Balances and Distributions          Class A            Class B             Interest             Total
       =============================================================================================================================

        Beginning Investor Interest                         259,500,000          21,000,000          19,500,000         300,000,000
        Monthly Principal-Prin. Funding Account                     -                   -                   -                   -
        Principal Payments                                          -                   -                   -                   -
        Interest Payments                                     1,329,938             111,125             104,808           1,545,871
        Total Payments                                        1,329,938             111,125             104,808           1,545,871
        Ending Investor Interest                            259,500,000          21,000,000          19,500,000         300,000,000

   (d)  Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                                  5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                                       5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                    -
        4.  Amount of Payment in respect of Class A Additional Interest                                                         -
        5.  Amount of Payment in respect of Class A Principal                                                                   -

   (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                        -
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                             -
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                  -
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
             principal amount                                                                                                   -
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
             Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                             -

   (f)  Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                                  5.291670
        2.  Amount of Payment in respect of Class B Monthly Interest                                                       5.291670
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                    -
        4.  Amount of Payment in respect of Class B Additional Interest                                                         -
        5.  Amount of Payment in respect of Class B Principal                                                                   -

 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)

   (g)  Amount of reductions in Class B Investor Interest pursuant to clauses
        (c), (d) and (e) of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                                   -
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
             principal amount                                                                                                   -
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                       -
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
             $1,000 original certificate principal amount                                                                       -
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B
             Certificates exceeds the Class B Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                             -

   (h) Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                             5.374740
        2.  Amount of distribution in respect of Collateral Monthly Interest                                               5.374740
        3.  Amount of distribution in respect of Collateral Overdue Interest                                                    -
        4.  Amount of distribution in respect of Collateral Monthly Principal                                                   -

   (i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
        and (e) of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                         -
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                             -

   (j)  Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                       4,431,385

             a.  Class A Monthly Interest                                                                                 1,329,938
             b.  Class A Overdue Monthly Interest                                                                               -
             c.  Class A Additional Interest                                                                                    -
             d.  Class A Servicing Fee                                                                                      432,500
             e.  Class A Investor Default Amount                                                                          1,042,831

             f.   Excess Spread                                                                                           1,626,116

        2.  Class B Available Funds                                                                                         358,609

             a.  Class B Monthly Interest                                                                                   111,125
             b.  Class B Overdue Monthly Interest                                                                               -
             c.  Class B Additional Interest                                                                                    -
             d.  Class B Servicing Fee                                                                                       35,000

             e.  Excess Spread                                                                                              212,484

        3.  Collateral Holder Available Funds                                                                               332,994

             a.  Excess Spread                                                                                              332,994

        4.  Total Excess Spread                                                                                           2,171,595

 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

   (k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
         1. Beginning Excess Spread                                                                                       2,171,595
         2. Excess Finance Charge Collections                                                                                   -
         3. Applied to fund Class A Required Amount                                                                             -
         4. Unreimbursed Class A Investor Charge-Offs                                                                           -
         5. Applied to fund Class B Required Amount                                                                          84,391
         6. Reductions of Class B Investor Interest treated as Available Principal Collections                                  -
         7. Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                   104,808
         8. Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                   32,500
         9. Collateral Investor Default Amount treated as Available Principal Collections                                    78,363
        10. Reductions of Collateral Interest treated as Available Principal Collections                                        -
        11. Deposit to Reserve Account (if required)                                                                            -
        12. Applied to other amounts owed to Collateral Interest Holder                                                         -
        13. Balance to constitute Excess Finance Charge Collections for other series                                   1,871,532.71

    13  Trust Performance
   (a)  Delinquencies
        1.  31-59 days                                                                                                   13,011,829
        2.  60-89 days                                                                                                    8,773,143
        3.  90 days and over                                                                                             12,592,755
        4.  Total 30+ days delinquent                                                                                    34,377,727

   (b)  Base Rate
             a.  Current Monthly Period                                                                                      8.170%
             b.  Prior Monthly Period                                                                                        8.171%
             c.  Second Prior Monthly Period                                                                                 8.171%
   (c)  Three Month Average Base Rate                                                                                        8.171%

   (d) Portfolio Yield (gross portfolio yield less net defaults)
             a.  Current Monthly Period                                                                                   15.66961%
             b.  Prior Monthly Period                                                                                     13.42732%
             c.  Second Prior Monthly Period                                                                              15.48536%
   (e)  Three Month Average Portfolio Yield                                                                               14.86076%

   (f)  Excess Spread  Percentage
             a.  Current Monthly Period                                                                                    7.49972%
             b.  Prior Monthly Period                                                                                      5.25641%
             c.  Second Prior Monthly Period                                                                               7.31445%
   (g)  Three Month Average Excess Spread Percentage                                                                       6.69019%

   (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                                15.21019%

   (i)  Portfolio Adjusted Yield                                                                                           6.99972%

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this day of .
                                  First National Bank of Commerce, as Servicer

                                  By:      /s/ Tracie Klein
                                  ----------------------------------------
                                  Name:  Tracie Klein